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                                                                      EXHIBIT 21

                       UNITED STATES SURGICAL CORPORATION

                            FORM 10-K ANNUAL REPORT
                      For the Year Ended December 31, 1994


                           SUBSIDIARIES OF REGISTRANT


                                                                                            JURISDICTION
NAME                                                                                      OF INCORPORATION
- ----------------------------------------------------------------------------------------------------------
ASE Continuing Education Center S.A......................................................     France
ASE Partners SNC ........................................................................     France
Auto Suture Austria GmbH ................................................................     Austria
Auto Suture Belgium B.V. ................................................................     Holland
Auto Suture Company, Australia...........................................................     Connecticut
Auto Suture Company, Canada .............................................................     Connecticut
Auto Suture Company, Netherlands ........................................................     Connecticut
Auto Suture Company, U.K.  ..............................................................     Connecticut
Auto Suture Deutschland GmbH ............................................................     Germany
Auto Suture Eastern Europe, Inc. ........................................................     Delaware
Auto Suture Espana, S.A. ................................................................     Spain
Auto Suture Europe Holdings, Inc. .......................................................     Connecticut
Auto Suture FSC Ltd. ....................................................................     U.S. Virgin Islands
Auto Suture International, Inc. .........................................................     Connecticut
Auto Suture Italia, S.p.A. ..............................................................     Italy
Auto Suture Norden Co. ..................................................................     Connecticut
Auto Suture Poland, Limited Liability Company  ..........................................     Poland
Auto Suture Puerto Rico, Inc. ...........................................................     Connecticut
Auto Suture Russia, Inc.  ...............................................................     Delaware
Auto Suture (Schweiz) AG  ...............................................................     Switzerland
Auto Suture Surgical Instruments  .......................................................     Russia
Merlin Medical S.A.  ....................................................................     France
USSC AG  ................................................................................     Switzerland
USSC (Deutschland) GmbH  ................................................................     Germany
USSC Financial Services, Inc. ...........................................................     Connecticut
U.S.S.C. Puerto Rico, Inc. ..............................................................     New York

         None of the registrant's subsidiaries does business under any name other than its corporate name.